UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2011

BEACON POWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31973	04-3372365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Middlesex Road

Tyngsboro, Massachusetts 01879
(Address of Principal Executive Offices)  (Zip Code)

(978) 694-9121

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03               Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2011 Beacon Power Corporation (“Beacon”) filed a Certificate of Amendment to its Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Charter Amendment”), which effected a one-for-ten (1 for 10) reverse stock split of its outstanding common stock, par value $0.01 per share. The reverse stock split became effective at 12:01 a.m. on February 25, 2011, at which time each ten (10) outstanding shares of pre-split common stock were automatically combined into one (1) share of post-split common stock, par value $0.01 per share.

At the Annual Meeting of Stockholders held on July 21, 2010, stockholders of Beacon approved proposals authorizing the Board of Directors of Beacon, in its discretion, to implement the reverse stock split and reduce the number of authorized shares of common stock, at any time before the first anniversary of such meeting.  The Board of Directors of Beacon decided to implement the reverse split at this time to enable the market price per share of its common stock to close above $1.00, which is a continued listing requirement of The Nasdaq Capital Market.  Beacon believes that implementation of the reverse split will support its continued listing on Nasdaq.

The Charter Amendment reduced the number of shares of common stock authorized under Beacon’s Sixth Amended and Restated Certificate of Incorporation from 400 million to 200 million.  Each stockholder’s percentage ownership interest and proportional voting power remain substantially unchanged, except for minor changes that result from the cashing out of fractional shares created by the reverse stock split.  Beacon will not issue any fractional shares resulting from the reverse stock split and will instead pay stockholders the cash value of any fractional shares that would have otherwise been issued.  In addition, proportional adjustments will be made to Beacon’s equity awards, equity compensation plans, outstanding warrants, Series A Preferred Stock and Series B Preferred Stock to adjust for the reverse stock split.  In accordance with its terms, the conversion price of the Series B Preferred Stock will be further adjusted, but not increased, to equal the product of (A) the pre-split Series B Preferred Stock conversion price divided by the volume-weighted average price (“VWAP”) arithmetic average during the fifteen (15) trading days prior to the split and (B) the VWAP arithmetic average during the fifteen (15) trading days post split.

As of the opening of the Nasdaq Capital Market on February 25, 2011, Beacon’s common stock will begin trading at the post-split level.  For a period of 20 trading days Beacon’s common stock will trade on a post-split basis under the trading symbol “BCOND” to signify that the reverse stock split has occurred.  After this 20-day trading period Beacon’s common stock will resume trading under “BCON.”

Beacon’s transfer agent, Computershare Ltd., will send instructions to stockholders of record regarding the exchange of outstanding stock certificates for new book-entry stock representing post-split shares of common stock.

The full text of the Charter Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  The press release announcing the reverse stock split and Charter Amendment is filed as Exhibit 99.1 and is incorporated herein by reference.  For further information related to the reverse stock split, please refer to Beacon’s definitive proxy statement as filed with the SEC on June 8, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Beacon Power Corporation, filed with the Secretary of State of the State of Delaware on February 24, 2011.

99.1	Press release dated February 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated: February 24, 2011	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of Beacon Power Corporation, filed with the Secretary of State of the State of Delaware on February 24, 2011.

99.1	Press release dated February 24, 2011.